Exhibit 24


                             JOINT FILER AGREEMENT

     This will confirm the agreement by and between the undersigned that the Securities and Exchange Commission Form 3 filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, par value $0.01 per share, of NCT Group, Inc., a Delaware corporation ("NCT Shares"), is being, and any and all amendments thereto may be, filed on behalf of each of the undersigned. In addition, Securities Exchange Commission Form 4 and Form 5 filings (such Form 3, Form 4 and Form 5 filings collectively, "Authorized Filings") may be made hereafter with respect to the beneficial ownership of NCT Shares, as may amendments thereto.

     The undersigned hereby constitute and appoint Carole Salkind their true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Authorized Filings and any and all amendments thereto, and to file the same and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done, or have done or caused to be done prior to this date, with respect thereto, by virtue hereof.

     This agreement may be executed in two counterparts, each of which will be deemed an original, but which together shall constitute one and the same instrument. Either party may terminate this Joint Filer Agreement by written notice to the other party.


Dated:  Septemer 30, 2003


                                           /s/  Carole Salkind
                                           ------------------------------
                                           CAROLE SALKIND


                                           ACME ASSOCIATES, INC.

                                           By: /s/  Morton Salkind
                                           ------------------------------
                                           Morton Salkind
                                           President